SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                            PRIDE INTERNATIONAL, INC.
                    (FORMERLY PRIDE PETROLEUM SERVICES, INC.)
             (Exact name of registrant as specified in its charter)

                  LOUISIANA                            76-0069030
 (State of incorporation or organization)  (I.R.S. Employer Identification No.)

         1500 CITY WEST BLVD, SUITE 400
                 HOUSTON, TEXAS                             77042
    (Address of principal executive offices)             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                            Name of each exchange on which
Title Of Each Class To Be So Registered     Each Class Is To Be Registered
---------------------------------------     ------------------------------
   6 1/4% CONVERTIBLE SUBORDINATED
        DEBENTURES DUE 2006                     NEW YORK STOCK EXCHANGE

            If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

            If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

            Securities Act registration statement file number to which this Form relates: ____________ (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
                               (title of class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            The class of securities to be registered hereby is 6 1/4% Convertible Subordinated Debentures due 2006 (the "Debentures"), of Pride International, Inc., a Louisiana corporation (the "Company"), which previously had been registered pursuant to Section 12(g) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            With respect to the securities registered hereunder, the Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (Registration No. 333-00027), including a Prospectus, under the Securities Act of 1933, as amended (the "Securities Act"), which was declared effective by the Commission on January 22, 1996. The Debentures were previously the subject of a Registration Statement on Form 8-A filed by the Company with the Commission on January 16, 1996 with respect to registration under Section 12(g) of the Exchange Act.

            Reference is made to the information set forth under the caption "Description of Debentures" on pages 32-41 of the Prospectus dated January 22, 1996 (as filed pursuant to Rule 424(b) under the Securities Act) for a description of the Debentures, which is incorporated herein by reference.

            The Company has filed an application to list the Debentures for trading on the New York Stock Exchange. Upon approval of such application, the Company intends to delist the Debentures from the Nasdaq SmallCap Market.

ITEM 2.     EXHIBITS.

            No exhibits are filed as part of this Registration Statement on Form 8-A.

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                PRIDE INTERNATIONAL, INC.

Date: September 4, 1997         By: /S/ EARL W. MCNIEL
                                    Earl W. McNiel
                                    Vice President and Chief Financial Officer